                                 LOAN AGREEMENT


         This Loan Agreement (the "Agreement") dated as of November ______, 1997, is made by and between NationsBank, N.A., a national banking association ("Bank") and the Borrower described below.

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

            "ACCOUNTING TERMS". All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied throughout the periods involved, with respect to the financial statements referenced in Section 3.H. hereof.

            "AGREEMENT" shall mean the Loan Agreement and all Exhibits attached thereto, as the same may from time to time be amended, supplemented or modified.

            "ASSET PURCHASE AGREEMENT" shall mean the Asset Purchase Agreement dated November 14, 1997, by and among Fiesta Restaurants, Inc., as Buyer, and Famous Restaurants, Inc. and its various related and subsidiary companies, as Sellers, covering the terms and conditions of the sale of 17 Garcia's Mexican Restaurants, Casa Lupita Restaurants and Carlos Murphy's Restaurants to the Buyer, and all amendments, modifications and substitutions thereof.

            "BORROWER" shall mean, collectively, Eateries, Inc., an Oklahoma Corporation, and its successors, with an address of 3204 West Britton Road, Suite 202, Oklahoma City, Oklahoma 73120, and all of the Subsidiaries.

            "COLLATERAL" means all of the Borrower's right, title and interest in and to the real property and all improvements related to the Borrower's restaurant locations in Ft. Myers, Florida; Newark, Ohio; Naperville, Illinois and Lawrenceville, New Jersey, together with all rents, issues and profits related thereto, pursuant to such mortgages, deeds of trust, assignments, financing statements and other security documents as the Bank may require, all in form satisfactory to the Bank, together with all proceeds thereof.

            "CURRENT ASSETS" shall mean the aggregate amount of all of Borrower's assets which would, in accordance with GAAP, properly be defined as current assets.


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                                       2

            "CURRENT LIABILITIES" shall mean the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

            "DEBT" means, as to any person, all indebtedness, liabilities and obligations of such person as may be required to be reflected on the balance sheet of such person as a liability, all capital lease obligations and all guaranties of indebtedness of other persons, all as determined in accordance with GAAP.

            "EBITDA" means the Borrower's net income before taxes and tax accruals, plus interest, depreciation and amortization expenses pursuant to GAAP, all during the period of the last four fiscal quarters immediately preceding the date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

            "FUNDED DEBT" means, as of any date of determination, the amount outstanding on any long term Debt of the Borrower plus the current portion of long term Debt, including any capital leases.

            "HAZARDOUS MATERIALS" shall mean and include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

            "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property of the Borrower designed to secure the repayment of Debt of the Borrower, whether arising by agreement or under any statute or law, or otherwise.

            "LOAN" shall mean any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

            "LOAN DOCUMENTS" means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

            "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (i) has an adverse effect upon the validity, performance or enforceability of this Agreement or any other Loan Documents, (ii) is material and adverse to the financial condition or business operations of the Borrower, (iii) materially impairs the ability of the Borrower to perform its obligations under this Agreement or any other Loan Documents, or (iv) constitutes an Event of Default.

            "NET WORTH" means the difference between Borrower's (i) Total Assets, and (ii) Total Liabilities, all as set forth in the consolidated financial statements of Borrower.

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                                       3

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any of its functions under ERISA.



            "PERMITTED LIENS" means: (i) pledges or deposits made to secure payment of workers' compensation insurance (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs, (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Debt whose payment is not yet due or if the same is due, it is being contested in good faith by appropriate proceedings and the imposition of which would not have a Material Adverse Effect on the Borrower, (iii) Liens for taxes, assessments and governmental charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith by appropriate proceedings and the imposition of which would not have a Material Adverse Effect on the Borrower,
(iv) pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges.

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REGULATION X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "SUBSIDIARIES" shall mean Fiesta Restaurants, Inc., an Oklahoma corporation, Pepperoni Grill, Inc., an Oklahoma corporation, and Garfield's Management, Inc. an Oklahoma corporation, and any of their successors.

            "TOTAL ASSETS" shall mean the Total Assets of Borrower as reflected on Borrower's financial statements and as accounted for under GAAP.

            "TOTAL LIABILITIES" shall mean the Total Liabilities of Borrower as reflected on Borrower's financial statements and as accounted for under GAAP.

    2.      LOANS.

            A. LOAN. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $15,500,000.00. The obligation to repay the loans is evidenced by a promissory note or notes dated even date herewith (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the



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                                       4


Note. Each of the Notes shall be executed by each Borrower and shall be the joint and several obligation of each Borrower.

               i . REVOLVING CREDIT FEATURE. One of the Loans in the principal face amount of $6,000,000.00 provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

               ii . TERM CREDIT FEATURE. One of the Loans in the principal amount of not to exceed the lesser of (a) $9,500,000.00, or (b) the actual acquisition cost of the assets of Famous Restaurants, Inc. under the Asset Purchase Agreement, provides for a term credit upon which Borrower shall receive a single advance at the closing of the Asset Purchase Agreement and thereafter repay in accordance with the terms and conditions of the Note evidencing such obligation.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

            A. GOOD STANDING. Borrower is an Oklahoma corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

            B. AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in substantial compliance with all laws and regulatory requirements to which it is subject.

            C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

            D. LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority which could have a Material Adverse Effect on the Borrower.

            E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would prevent, hinder or delay the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

            F. OWNERSHIP OF ASSETS. Borrower has good title to its assets, and its assets are free and clear of liens, except for Permitted Liens and as otherwise disclosed to Bank in writing prior to the date of this Agreement.

            G. TAXES. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

            H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since June 29, 1997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

            I. PLACE OF BUSINESS. Borrower's chief executive office is located at:

               3240 W. Britton Road, Suite 202, Oklahoma City, Oklahoma 73120.

            J. ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

            K. PERMITS. The Borrower has all licenses, permits, certificates, consents and franchises, and all necessary filings associated thereto have been made, in order to carry on its business as now being conducted and to own or lease and operate its properties as now owned, leased or operated. All such licenses, permits, certificates, consents, and franchises are valid and subsistent, and the Borrower is not in violation thereof to the extent such violation would cause a Material Adverse Effect.

            L. FULL DISCLOSURE. Except as otherwise disclosed to Bank in writing prior to the execution of this Agreement, there is no material fact known to Borrower that Borrower has not disclosed to Bank which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Borrower. Neither the financial statements referenced herein, nor any certificate or statement delivered herewith or heretofore by Borrower to Bank in connection with the negotiations of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading which would have a Material Adverse Effect.

            M. USE OF PROCEEDS; MARGIN STOCK. The proceeds of the Loans will be used by Borrower solely for the purposes described herein. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or Regulation X. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Borrowers have not taken or will not take any action which might cause the Loans or any of the other Loan Documents, including this Agreement, to violate Regulation U or Regulation X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 8 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Borrower does not own margin stock.

            N. ERISA. Borrower is in compliance with all ERISA requirements and interpretations with respect to any employee benefit plan of the Borrower and has not incurred any liability to PBGC with respect to any such plan.

            O. COMPLIANCE WITH LAW. Borrower is not in material violation of any law, rule, regulation, order or decree which is applicable to Borrower or its properties the result of which could have a Material Adverse Effect.

            P. CASUALTIES. Neither the business nor the properties of Borrower are currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

            Q. NO EVENT OF DEFAULT. No Event of Default has occurred and is continuing.

            R. SURVIVAL OF REPRESENTATIONS. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan. All of the representations and warranties made by the Borrower herein and in any Loan Document will survive the delivery of the Loan Documents and any renewal and extension of the Loans hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to the Loan Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties made by the Borrower hereunder as applicable.

    4. CONDITIONS OF LENDING. The obligation of the Bank to perform this Agreement and to extend the Loans as described herein is subject to the performance of the following conditions precedent:

            A. LOAN DOCUMENTS. This Agreement and the other Loan Documents, and all other documents required by the Bank shall have been duly executed, acknowledged (where appropriate) and delivered to the Bank, all in form and substance satisfactory to the Bank. All of the Loan Documents which require filing or recordation for the perfection of Liens on any Collateral shall be properly filed or recorded in all appropriate recording offices and the Borrower shall have reimbursed the Bank for all costs, including reasonable attorney's fees, pertaining thereto.

            B. INFORMATION. The Borrower shall have furnished to the Bank such financial statements and other information as the Bank shall have requested.

            C. NO DEFAULT, REPRESENTATIONS AND WARRANTIES. No Events of Default shall have occurred and be continuing under this Agreement or the Loan Documents. All representations and warranties contained herein shall be true and correct.

            D. AUTHORITY. The Borrower shall have delivered to the Bank such resolutions and other documents reasonably required to authorize the execution, delivery and performance of the Loan Documents, all in form and substance satisfactory to the Bank, together with certified copies of the Borrower's Certificate of Incorporation (and amendments), Bylaw (and amendments), and Good Standing Certificate from the State of Oklahoma.

            E. INCUMBENCY CERTIFICATE. The Bank shall have received a certificate of an officer of Borrower which shall certify the names of the persons authorized to sign each of the Loan Documents to be executed by such person and the other documents or certificates to be delivered by such person pursuant to the Loan Documents, together with the true signatures of each of such persons. Bank may conclusively rely on the certificates until Bank shall receive a further certificate of an officer of Borrowers canceling or amending the prior certificate and submitting the signatures of the persons named in such further certificate.

            F. OPINION OF COUNSEL. A favorable opinion of legal counsel for Borrower, in such form as shall be acceptable to Bank and Bank's counsel, shall have been delivered to the Bank, covering such matters as: (i) the Borrower's due organization and qualification under the laws of the State of Oklahoma, and good standing under the laws of the State of Oklahoma and all other states as may be required by applicable law; (ii) Borrower's authorization to enter into this Agreement and the other Loan Documents, and that such documents, when executed and delivered, will be the valid and binding obligations of the Borrower enforceable according to their respective terms; (iii) that the execution and delivery of this Agreement and the other Loan Documents shall not violate any applicable law, regulation or rule; and (iv) that the Loan Documents and other security documents evidencing the Liens of the Bank, when recorded, will be valid liens against the Collateral and that such documents will secure the payment and performance of the Loans and other obligations of the Borrower to the Bank as described herein.

            G. UCC INFORMATION. The Bank shall have received and reviewed copies of UCC Title Searches for the Borrower in such jurisdictions as the Borrower may require, and all Liens of any party as evidenced by such information shall have been released to the satisfaction of the Bank.

            H. TITLE INSURANCE. The Bank shall have received satisfactory marked-up commitments for the issuance of policies of mortgagee's title insurance covering the Collateral, and issued for amounts equal to the respective appraised values of the Collateral by companies approved by the Bank. The commitments for title insurance shall bind the title insurers to insure the Bank's first Lien mortgages on the respective properties being insured and insure that all future advances under the Notes will be secured by the first Lien of the Bank, subject only to such exceptions as are approved by the Bank. Prior to the date of closing the Loans, the Bank shall have received preliminary commitments for such policies, subject only to those Liens which are to be paid prior to or at closing, routine utility easements and restrictions and current year's taxes not yet due and payable, together with copies of all documents evidencing restrictive covenants, easements, encumbrances and other exceptions of record covering the Collateral. The title policies shall not include an exception based on mechanics' and materialmen's liens or an exception for unpaid taxes other than the current year's taxes not yet due.


            I. ACQUISITION BY BORROWER. The Bank shall have reviewed a copy of the fully executed Asset Purchase Agreement and such parts of the other documentation, up to the whole thereof, of the Borrower's acquisition of assets of Famous Restaurants, Inc. and its related and subsidiary companies as described in the Asset Purchase Agreement, as the Bank may deem necessary, the results of such review being satisfactory to the Bank in all respects.

            J. EXPENSES. Each party shall have paid all of their respective costs and expenses, including reasonable fees of legal counsel, incurred in the negotiation and preparation of the Loan Documents and in closing and perfecting any rights and interests under the Loan Documents.

    5. SECURITY. The Loans shall be secured by first and prior Liens on the Collateral in favor of the Bank pursuant to the Loan Documents, subject only to such other exceptions or other liens or encumbrances as may be consented to by the Bank in writing. From time to time during the term of this Agreement, the Bank may reasonably require the Borrower to execute and deliver other and further Loan Documents to confirm and further secure the interest of the Bank in the Collateral, which Borrower agrees it will so execute and deliver upon request.

    6. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

            A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

               i. NET WORTH. Borrower shall maintain a Net Worth of at least $9,000,000.00 during the term of this Agreement, and the Borrower shall increase its Net Worth by an amount of not less than fifty percent (50%) of the Borrower's annual net income for each calendar year.

               ii. FUNDED DEBT TO EBITDA. Borrower will not allow its ratio of Funded Debt to EBITDA to be in excess of 3.20 to 1.00 during the term of this Agreement.

               iii. DEBT COVERAGE. Borrower shall not permit the ratio of its
(i) net income after taxes and tax accruals, plus interest, depreciation and amortization expenses, all during the period of the last four fiscal quarters immediately preceding the date of determination, to (ii) the sum of (a) the current portion of long term Debt of the Borrower for the last fiscal quarter, and (b) all interest expense of the Borrower, during the last four fiscal quarters after the date of determination, to be less than 1.40 to 1.00. Such ratio shall be determined quarterly as of the close of each fiscal quarter, beginning with the second fiscal quarter of 1998.

            B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

               i. Furnish to Bank audited, consolidated, annual financial statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

               ii. Furnish to Bank unaudited, consolidated quarterly financial statements (including a balance sheet and profit and loss statement) of Borrower for each fiscal quarter of each fiscal year of Borrower, within 60 days after the close of each such period.

               iii. Furnish to Bank a quarterly compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

               vii. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request including but not limited to: (a) all Quarterly and other periodic reports to the Securities and Exchange Commission (Forms 10Q, 10K, etc.) which, reports among other information provided, shall detail all new store openings and other material business matters of the Borrower; and (b) written notification, in form acceptable to the Bank, of any potential merger, acquisition, reorganization or sale of a material part of the assets of the Borrower to any other party.

            C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

            D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

            E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any material litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $25,000.00.

            F. TAXES AND OTHER OBLIGATIONS. Pay, prior to delinquency, all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

            G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

            H. ENVIRONMENTAL. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials At any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

            I. AUTHORIZATIONS AND APPROVALS. Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals which may be required or necessary in the Borrower's business or with respect to its assets and properties if the failure to obtain the same could have a Material Adverse Effect.

            J. ERISA COMPLIANCE. Borrower shall (i) at all times, make prompt payment of all contributions required under all employee benefit plans and as required to meet the minimum funding standard set forth in ERISA with respect to its plans, (ii) notify Bank immediately of any fact, including, but not limited to, any reportable event arising in connection with any of its plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan, together with a statement, if requested by Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereto, and (iii) furnish to Bank, upon its request, such additional information concerning any of their plans as may be reasonably requested.

            K. MAINTENANCE OF COLLATERAL. Borrower will do all things necessary to maintain, preserve, protect and keep all the Collateral in good condition, and make all necessary and proper repairs, renewals and replacements thereto so that the business anticipated by the Borrower through the ownership, operation or use of the Collateral can be performed and conducted at all times.

    7. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

            A. CAPITAL EXPENDITURES. Make capital expenditures during each fiscal year (including capitalized leases) exceeding in the aggregate the lesser of $5,000,000.00.

            B. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary.

            C. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise which would have a Material Adverse Effect.

            D. EXTENSIONS OF CREDIT. Make or permit any subsidiary to make, any loan or advance to any person or entity (other than one of the Borrowers), or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity (other than one of the Borrowers), or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

            E. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

            F. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

            G. MANAGEMENT CHANGE. Make any substantial change in its present executive or management personnel.

    8. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall: (i) default in the payment of any amounts due and owing under the Loan and it shall have failed to cure such default within five (5) days after written notice thereof to Borrower as provided herein; or (ii) fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation, and it shall have failed to cure such default within twenty (20) days after written notice thereof to Borrower as provided herein.

    9. REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

    10. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

    Borrower:           Eateries, Inc.
                        3240 West Britton Road, Suite 202
                        Oklahoma City, Oklahoma 73120
                        Attention:  Vincent F. Orza, Jr., President
                        Fax. No. 405-____________

    With a copy to:     Thomas F. Golden, Esq.
                        Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                        320 South Boston, Suite 400
                        Tulsa, Oklahoma 74103-3708
                        Fax. No. 918-594-0505

    Bank:               NationsBank, N.A.

                        211 North Robinson
                        Oklahoma City, Oklahoma 73102
                        Attention:  Kelly H. Sachs
                        Fax No. 405-230-4089

    With a copy to:     Clyde V. Crutchmer, Esq.
                        McKinney, Stringer & Webster, P.C.
                        101 N. Broadway
                        Oklahoma City, Oklahoma 73102
                        Fax. No. 405-239-7902

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

            A. If sent by mail, upon the earlier of the date of receipt or five
(5) days after deposit in the U.S. Mail, first class postage prepaid;

            B. If sent by any other means, upon delivery.

    11. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) the enforcement of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the Terms of the Loan Documents.

    12. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

            A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

            B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Oklahoma and applicable United States federal law.

            C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

            D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

            E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

            F. INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed of Trust, Security Agreement or Mortgage securing the Loan.

            G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

    13. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR

RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

            A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

            B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

            14. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                    BANK:

Eateries, Inc.                               NationsBank, N.A.


By:
    -----------------------------------      By: ------------------------------
Name:  Vincent F. Orza, Jr.,                 Name:   Kelly H. Sachs
Title: President                             Title:  Vice President


Fiesta Restaurants, Inc.


By: -----------------------------------

Name:  Vincent F. Orza, Jr.,
Title: President


Pepperoni Grill, Inc.


By:
    -----------------------------------
Name:  Vincent F. Orza, Jr.,
Title: President


Garfield's Management, Inc.


By:
    -----------------------------------
Name:  Vincent F. Orza, Jr.,
Title: President